.
Taubman Centers, Inc	T 248.258.6800
200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield hills, Michigan
48304-2324

CONTACT:
Barbara Baker
Taubman, Vice President, Investor Relations
248-258-7367
bbaker@taubman.com

FOR IMMEDIATE RELEASE

TAUBMAN CENTERS ISSUES 2008 RESULTS AND 2009 GUIDANCE
•	Adjusted FFO per Share Up 14.9% in the Quarter; Up 6.9% for Year
•	Impairment Charges at Sarasota and Oyster Bay
•	Solid Growth in Rents for 2008
•	Strong Balance Sheet

BLOOMFIELD HILLS, Mich., Feb. 11, 2009 - - Taubman Centers, Inc. (NYSE:  TCO) today reported financial results for the quarter and full year periods ended December 31, 2008.

Net loss allocable to common shareholders for the quarter ended December 31, 2008 was $1.86 per diluted common share (EPS), versus $0.40 per share of income for the fourth quarter of 2007.  EPS for the year ended December 31, 2008 was a $1.60 loss versus $0.90 of income for the year ended December 31, 2007. The 2008 amounts were significantly impacted by impairment charges for Sarasota and Oyster Bay.

During the fourth quarter, the company recognized a charge of $8.3 million related to its project in Sarasota, Florida that has been put on hold.  Also subsequent to the fourth quarter, the company received an unfavorable court ruling on the Oyster Bay project.  As a result, the company recognized a $116 million impairment charge in the fourth quarter of 2008.

For the quarter ended December 31, 2008, Funds from Operations (FFO) per diluted share was $(0.55), compared to $0.87 per diluted share for the quarter ended December 31, 2007.  For the year ended December 31, 2008, FFO per diluted share was $1.54 compared to $2.88 per diluted share for the year ended December 31, 2007.

For the quarter ended December 31, 2008, Adjusted FFO per diluted share (which excludes the impairment charges) was $1.00, up 14.9 percent from $0.87 per diluted share for the quarter ended December 31, 2007.  For the year ended December 31, 2008, Adjusted FFO per diluted share was $3.08, up 6.9 percent from $2.88 per diluted share for the year ended December 31, 2007.

“Although the retail environment is very challenging, our centers produced good operating income growth in the fourth quarter, even excluding a high level of lease cancellation income in the quarter," said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers.
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Taubman Centers/2

Occupancy, Rents and Sales
Ending occupancy for the portfolio was 90.3 percent on December 31, 2008 versus 91.2 percent on December 31, 2007.  This decline is primarily the result of the closing in late 2008 of three big box store locations at the company’s value centers, which were part of national bankruptcies.

Rents per square foot in Taubman’s consolidated portfolio averaged $45.12 for the quarter, an increase of 4.0 percent from the fourth quarter of 2007.  Rents per square foot in Taubman’s consolidated portfolio averaged $44.58 for 2008, an increase of 2.7 percent from the full year 2007.

Mall tenant sales per square foot decreased 13.7 percent for the quarter and 2.9 percent for the year to average $539 per square foot in 2008.  “After 22 consecutive quarters of sales increases, we experienced a dramatic reversal that began in mid September and occurred nearly across the board,” said Mr. Taubman.   “As a result, retailers are being very cautious as they manage their business and capital spending in 2009.”

Strong Balance Sheet
Taubman is financed with property-specific secured debt and has no maturities until fall 2010 when its share of three loans mature.  The company’s share of these loans is $264 million.  The company’s secured credit lines total $590 million and mature in 2011 with a one year extension option to 2012 on $550 million of the lines.   As of December 31, $350 million was available for use.

“Our strong balance sheet, liquidity and great assets provide us the strength to weather this economic storm,” said Lisa A. Payne, Taubman Centers vice chairman and chief financial officer.  “We are also well positioned to take advantage of opportunities that may arise in this tough environment.”

2009 Guidance
The company is introducing guidance for 2009.  For the full year 2009, the company expects FFO per diluted share to be in the range of $2.69 to $2.94.  During the first quarter of 2009, the company expects to record a charge of approximately $2.6 million related to a workforce reduction that occurred in January.  Excluding this charge, 2009 Adjusted FFO per diluted share is expected to be in the range of $2.72 to $2.97.  Both FFO per share and Adjusted FFO per share include $0.03 for ongoing expenditures on the Oyster Bay project and $0.10 of interest expense that will no longer be capitalized.

Net income allocable to common shareholders for the year is expected to be in the range of $0.69 to $1.02 per share.

Supplemental Investor Information Available
The company provides supplemental investor information along with its earnings announcements.  It is available online at www.taubman.com under “Investor Relations.”  This packet includes the following information:
•	Income Statements
•	Earnings Reconciliations
•	Changes in Funds from Operations and Earnings Per Share

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Taubman Centers/3

•	Components of Other Income, Other Operating Expense, and Gains on Land Sales and Other Non Operating Income
•	Recoveries Ratio Analysis
•	Balance Sheets
•	Debt Summary
•	Other Debt, Equity, and Certain Balance Sheet Information
•	Capital Spending
•	Operational Statistics
•	Owned Centers
•	Major Tenants in Owned Portfolio
•	Anchors in Owned Portfolio

Investor Conference Call
The company will provide an online Web simulcast and rebroadcast of its 2008 fourth quarter earnings release conference call in which the company will review the results for the quarter and year, progress on its developments, and provide detail relating to its balance sheet and 2009 guidance.  The live broadcast of the conference call will be available online at www.taubman.com under "Investor Relations," www.earnings.com and www.streetevents.com on February 12 beginning at 11:00 a.m. Eastern Time.  The online replay will follow shortly after the call and continue for approximately 90 days.  In addition, the conference call will be available as a podcast at www.reitcafe.com.

Taubman Centers is a real estate investment trust engaged in the development and management of regional and super regional shopping centers.  Taubman’s 24 U.S. owned and/or managed properties, the most productive in the industry, serve major markets from coast to coast.  The company’s Taubman Asia subsidiary is developing retail projects in Macao, China and Incheon, South Korea.  Taubman Centers is headquartered in Bloomfield Hills, Michigan. For more information about Taubman, visit www.taubman.com.

For ease of use, references in this press release to “Taubman Centers” or “Taubman” mean Taubman Centers, Inc. or one or more of a number of separate, affiliated entities.  Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to the ongoing U.S. recession, the existing global credit and financial crisis and other changes in general economic and real estate conditions, changes in the interest rate environment and the availability of financing, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the company's filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

Taubman Centers/4

TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Periods Ended December 31, 2008 and 2007
(in thousands of dollars, except as indicated)

	Three Months Ended		Year Ended
	2008	2007	2008	2007

Income (loss) before minority and preferred interests (1)	(78,771)	38,223	(6,005)	116,236
Minority share of income of consolidated joint ventures (2)	(3,719)	(1,453)	(7,441)	(5,031)
Distributions in excess of minority share of income of consolidated joint ventures (2)	(621)	(160)	(8,594)	(3,007)
Minority share of (income) loss of TRG (2)	28,522	(11,433)	10,656	(33,210)
Distributions less than (in excess of) minority share of income (loss) of TRG (2)	(39,866)	506	(56,134)	(9,404)
TRG preferred distributions	(615)	(615)	(2,460)	(2,460)
Net income (loss)	(95,070)	25,068	(69,978)	63,124
Preferred dividends	(3,659)	(3,659)	(14,634)	(14,634)
Net income (loss) allocable to common shareowners	(98,729)	21,409	(84,612)	48,490
Net income (loss) per common share - basic	(1.86)	0.41	(1.60)	0.92
Net income (loss) per common share - diluted	(1.86)	0.40	(1.60)	0.90
Beneficial interest in EBITDA - Consolidated Businesses (1), (3)	(25,313)	90,099	206,237	308,749
Beneficial interest in EBITDA - Unconsolidated Joint Ventures (1), (3)	29,695	25,881	101,089	96,844
Funds from Operations (1), (3)	(43,398)	70,262	124,283	235,108
Funds from Operations allocable to TCO (1), (3)	(28,948)	46,676	82,640	155,376
Funds from Operations per common share - basic (1), (3)	(0.55)	0.89	1.56	2.93
Funds from Operations per common share - diluted (1), (3)	(0.55)	0.87	1.54	2.88
Weighted average number of common shares outstanding - basic	53,017,357	52,598,655	52,866,050	52,969,067
Weighted average number of common shares outstanding - diluted	53,017,357	53,296,262	52,866,050	53,662,017
Common shares outstanding at end of period	53,018,987	52,624,013
Weighted average units - Operating Partnership - basic	79,481,431	79,177,671	79,394,805	80,180,493
Weighted average units - Operating Partnership - diluted	80,604,458	80,746,540	80,745,237	81,704,705
Units outstanding at end of period - Operating Partnership	79,481,431	79,181,457
Ownership percentage of the Operating Partnership at end of period	66.7%	66.5%
Number of owned shopping centers at end of period	23	23	23	23

Operating Statistics:
Mall tenant sales (4)	1,342,748	1,555,011	4,654,885	4,734,940
Ending occupancy	90.3%	91.2%	90.3%	91.2%
Ending occupancy - comparable (5)	90.3%	91.5%	90.3%	91.5%
Average occupancy	90.7%	90.7%	90.3%	90.0%
Average occupancy - comparable (5)	90.7%	91.2%	90.4%	90.3%
Leased space at end of period	91.7%	93.8%	91.7%	93.8%
Leased space at end of period - comparable (5)	91.8%	93.8%	91.8%	93.8%
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses (4)	14.8%	12.0%	15.4%	14.2%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures (4)	13.4%	10.4%	13.9%	12.6%
Rent per square foot - Consolidated Businesses (5)	45.12	43.40	44.58	43.39
Rent per square foot - Unconsolidated Joint Ventures (5)	44.24	40.40	44.60	41.89

Taubman Centers/5

(1)
Includes charges of $115.9 million and $8.3 million relating to The Mall at Oyster Bay and University Town Center projects, respectively, for the fourth quarter and year ended December 31, 2008.  No similar charges were incurred in 2007.

(2)
Because the net equity balances of the Operating Partnership and the outside partners in certain consolidated joint ventures are less than zero, the income allocated to the minority and outside partners during the three months and year ended December 31, 2008 and 2007 is equal to their share of distributions. The net equity of these minority partners is less than zero due to accumulated distributions in excess of net income and not as a result of operating losses.

(3)
Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. FFO is primarily used by the Company in measuring performance and in formulating corporate goals and compensation.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use common definitions. None of these non-GAAP measures should be considered alternatives to net income as an indicator of the Company's operating performance, and they do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

(4)	Based on reports of sales furnished by mall tenants.

(5)	Statistics exclude The Mall at Partridge Creek and The Pier Shops at Caesars. The 2007 statistics have been restated to include comparable centers to 2008.

Taubman Centers/6
TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Three Months Ended December 31, 2008 and 2007
(in thousands of dollars)

	2008		2007
		UNCONSOLIDATED		UNCONSOLIDATED
	CONSOLIDATED	JOINT	CONSOLIDATED	JOINT
	BUSINESSES	VENTURES (1)	BUSINESSES	VENTURES (1)

REVENUES:
Minimum rents	91,646	40,675	89,985	37,835
Percentage rents	6,602	3,017	8,304	4,513
Expense recoveries	69,869	29,418	66,248	25,562
Management, leasing, and development services	5,010		4,111
Other	16,829	4,078	10,221	2,618
Total revenues	189,956	77,188	178,869	70,528

EXPENSES:
Maintenance, taxes, and utilities	50,396	18,132	48,284	17,353
Other operating	23,117	6,468	20,190	6,502
Management, leasing, and development services	2,189		2,420
General and administrative	5,044		8,653
Impairment charge on Oyster Bay project (2)	115,896
Interest expense	38,404	16,380	36,188	15,832
Depreciation and amortization	40,463	11,327	38,052	9,919
Total expenses	275,509	52,307	153,787	49,606

Gains on land sales and other nonoperating income	899	89	1,343	398
	(84,654)	24,970	26,425	21,320
Income tax expense	(459)
Equity in income of Unconsolidated Joint Ventures	14,665		11,798
Impairment charge on Sarasota joint venture (2)	(8,323)

Income (loss) before minority and preferred interests	(78,771)		38,223
Minority and preferred interests:
TRG preferred distributions	(615)		(615)
Minority share of income of consolidated joint ventures	(3,719)		(1,453)
Distributions in excess of minority share of income of consolidated joint ventures	(621)		(160)
Minority share of (income) loss of TRG	28,522		(11,433)
Distributions less than (in excess of) minority share of income (loss) of TRG	(39,866)		506
Net income (loss)	(95,070)		25,068
Preferred dividends	(3,659)		(3,659)
Net income (loss) allocable to common shareowners	(98,729)		21,409

SUPPLEMENTAL INFORMATION:
EBITDA - 100% (2)	(14,110)	52,677	100,665	47,071
EBITDA - outside partners' share (2)	(11,203)	(22,982)	(10,566)	(21,190)
Beneficial interest in EBITDA (2)	(25,313)	29,695	90,099	25,881
Beneficial interest expense	(33,462)	(8,488)	(32,447)	(8,315)
Beneficial income tax expense	(459)
Non-real estate depreciation	(1,097)		(682)
Preferred dividends and distributions	(4,274)		(4,274)
Funds from Operations contribution (2)	(64,605)	21,207	52,696	17,566

Net straightline adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	213	(32)	757	176

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest. The Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(2)	In the fourth quarter of 2008, the Company recognized impairment charges on its Oyster Bay and Sarasota projects.

Taubman Centers/7
TAUBMAN CENTERS, INC.
Table 3 - Income Statement
For the Years Ended December 31, 2008 and 2007
(in thousands of dollars)

	2008		2007
		UNCONSOLIDATED		UNCONSOLIDATED
	CONSOLIDATED	JOINT	CONSOLIDATED	JOINT
	BUSINESSES	VENTURES (1)	BUSINESSES	VENTURES (1)

REVENUES:
Minimum rents	353,200	157,070	329,420	150,886
Percentage rents	13,764	6,617	14,817	8,443
Expense recoveries	248,555	98,507	228,418	94,882
Management, leasing, and development services	15,911		16,514
Other	40,068	9,619	37,653	8,376
Total revenues	671,498	271,813	626,822	262,587

EXPENSES:
Maintenance, taxes, and utilities	189,162	66,761	175,948	66,631
Other operating	79,595	22,494	69,638	20,729
Management, leasing, and development services	8,710		9,080
General and administrative	28,110		30,403
Impairment charge on Oyster Bay project (2)	115,896
Interest expense	147,397	65,004	131,700	66,233
Depreciation and amortization	147,441	40,712	137,910	39,392
Total expenses	716,311	194,971	554,679	192,985

Gains on land sales and other nonoperating income	4,569	683	3,595	1,587
	(40,244)	77,525	75,738	71,189
Income tax expense	(1,117)
Equity in income of Unconsolidated Joint Ventures	43,679		40,498
Impairment charge on Sarasota joint venture (2)	(8,323)

Income (loss) before minority and preferred interests	(6,005)		116,236
Minority and preferred interests:
TRG preferred distributions	(2,460)		(2,460)
Minority share of income of consolidated joint ventures	(7,441)		(5,031)
Distributions in excess of minority share of income of consolidated joint ventures	(8,594)		(3,007)
Minority share of (income) loss of TRG	10,656		(33,210)
Distributions in excess of minority share of income (loss) of TRG	(56,134)		(9,404)
Net income (loss)	(69,978)		63,124
Preferred dividends	(14,634)		(14,634)
Net income (loss) allocable to common shareowners	(84,612)		48,490

SUPPLEMENTAL INFORMATION:
EBITDA - 100% (2)	246,271	183,241	345,348	176,814
EBITDA - outside partners' share (2)	(40,034)	(82,152)	(36,599)	(79,970)
Beneficial interest in EBITDA (2)	206,237	101,089	308,749	96,844
Beneficial interest expense	(127,769)	(33,777)	(117,385)	(33,311)
Beneficial income tax expense	(1,117)
Non-real estate depreciation	(3,286)		(2,695)
Preferred dividends and distributions	(17,094)		(17,094)
Funds from Operations contribution (2)	56,971	67,312	171,575	63,533

Net straightline adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	1,532	243	1,904	675

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(2)	In the fourth quarter of 2008, the Company recognized impairment charges on its Oyster Bay and Sarasota projects.

Taubman Centers/8
TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income (Loss) Allocable to Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Periods Ended December 31, 2008 and 2007
(in thousands of dollars; amounts allocable to TCO may not recalculate due to rounding)

	Three Months Ended		Year Ended
	2008	2007	2008	2007

Net income (loss) allocable to common shareowners	(98,729)	21,409	(84,612)	48,490

Add (less) depreciation and amortization:
Consolidated businesses at 100%	40,463	38,052	147,441	137,910
Minority partners in consolidated joint ventures	(2,542)	(5,372)	(12,965)	(17,253)
Share of unconsolidated joint ventures	6,542	5,768	23,633	23,035
Non-real estate depreciation	(1,097)	(682)	(3,286)	(2,695)

Add minority interests:
Minority share of income (loss) of TRG	(28,522)	11,433	(10,656)	33,210
Distributions (less than) in excess of minority share of income (loss) of TRG	39,866	(506)	56,134	9,404
Distributions in excess of minority share of income of
consolidated joint ventures	621	160	8,594	3,007

Funds from Operations	(43,398)	70,262	124,283	235,108

TCO's average ownership percentage of TRG	66.7%	66.4%	66.6%	66.1%

Funds from Operations allocable to TCO	(28,948)	46,676	82,640	155,376

Funds from Operations	(43,398)	70,262	124,283	235,108

Impairment charge on Oyster Bay	115,896		115,896
Impairment charge on Sarasota joint venture	8,323		8,323

Adjusted Funds from Operations (1)	80,821	70,262	248,502	235,108

TCO's average ownership percentage of TRG	66.7%	66.4%	66.6%	66.1%

Adjusted Funds from Operations allocable to TCO (1)	53,911	46,676	165,499	155,376

(1)
FFO in 2008 includes, and Adjusted FFO excludes, impairment charges related to the Company's investments in University Town Center and The Mall at Oyster Bay projects. The Company discloses this Adjusted FFO due to the significance and infrequent nature of the charges. Given the significance of the charges, the Company believes it is essential to a reader's understanding of the Company's results of operations to emphasize the impact on the Company's earnings measures. The adjusted measures are not and should not be considered alternatives to net income (loss) or cash flows from operating, investing, or financing activities as defined by GAAP.

Taubman Centers/9
TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income (Loss) to Beneficial Interest in EBITDA
For the Periods Ended December 31, 2008 and 2007
(in thousands of dollars; amounts allocable to TCO may not recalculate due to rounding)

	Three Months Ended		Year Ended
	2008	2007	2008	2007

Net income (loss)	(95,070)	25,068	(69,978)	63,124

Add (less) depreciation and amortization:
Consolidated businesses at 100%	40,463	38,052	147,441	137,910
Minority partners in consolidated joint ventures	(2,542)	(5,372)	(12,965)	(17,253)
Share of unconsolidated joint ventures	6,542	5,768	23,633	23,035

Add (less) preferred interests, interest expense, and income tax expense:
Preferred distributions	615	615	2,460	2,460
Interest expense:
Consolidated businesses at 100%	38,404	36,188	147,397	131,700
Minority partners in consolidated joint ventures	(4,942)	(3,741)	(19,628)	(14,315)
Share of unconsolidated joint ventures	8,488	8,315	33,777	33,311
Income tax expense	459		1,117

Add minority interests:
Minority share of income (loss) of TRG	(28,522)	11,433	(10,656)	33,210
Distributions (less than) in excess of minority share of
income (loss) of TRG	39,866	(506)	56,134	9,404
Distributions in excess of minority share of income of
consolidated joint ventures	621	160	8,594	3,007

Beneficial Interest in EBITDA	4,382	115,980	307,326	405,593

TCO's average ownership percentage of TRG	66.7%	66.4%	66.6%	66.1%

Beneficial Interest in EBITDA allocable to TCO	2,923	77,047	204,530	268,018

Taubman Centers/10
TAUBMAN CENTERS, INC.
Table 6 - Balance Sheets
As of December 31, 2008 and December 31, 2007
(in thousands of dollars)

	As of
	December 31, 2008	December 31, 2007
Consolidated Balance Sheet of Taubman Centers, Inc.:

Assets:
Properties	3,699,480	3,781,136
Accumulated depreciation and amortization	(1,049,626)	(933,275)
	2,649,854	2,847,861
Investment in Unconsolidated Joint Ventures	89,933	92,117
Cash and cash equivalents	62,126	47,166
Accounts and notes receivable, net	46,732	52,161
Accounts and notes receivable from related parties	1,850	2,283
Deferred charges and other assets	221,297	109,719
	3,071,792	3,151,307

Liabilities:
Notes payable	2,796,821	2,700,980
Accounts payable and accrued liabilities	260,179	296,385
Dividends and distributions payable	22,002	21,839
Distributions in excess of investments in and net income of
Unconsolidated Joint Ventures	154,141	100,234
	3,233,143	3,119,438

Preferred Equity of TRG	29,217	29,217

Minority interests in TRG and consolidated joint ventures	6,559	18,494

Shareowners' Equity:
Series B Non-Participating Convertible Preferred Stock	26	27
Series G Cumulative Redeemable Preferred Stock
Series H Cumulative Redeemable Preferred Stock
Common Stock	530	526
Additional paid-in capital	556,145	543,333
Accumulated other comprehensive income (loss)	(29,778)	(8,639)
Dividends in excess of net income	(724,050)	(551,089)
	(197,127)	(15,842)
	3,071,792	3,151,307

Combined Balance Sheet of Unconsolidated Joint Ventures:

Assets:
Properties	1,087,341	1,056,380
Accumulated depreciation and amortization	(366,168)	(347,459)
	721,173	708,921
Cash and cash equivalents	28,946	40,097
Accounts and notes receivable	26,603	26,271
Deferred charges and other assets	20,098	18,229
	796,820	793,518

Liabilities:
Notes payable	1,103,903	1,003,463
Accounts payable and other liabilities	61,570	55,242
	1,165,473	1,058,705

Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(194,178)	(149,009)
Accumulated deficiency in assets - Joint Venture Partners	(160,862)	(112,709)
Accumulated other comprehensive income (loss) - TRG	(7,288)	(2,354)
Accumulated other comprehensive income (loss) - Joint Venture Partners	(6,325)	(1,115)
	(368,653)	(265,187)
	796,820	793,518

Taubman Centers/11
TAUBMAN CENTERS, INC.
Table 7 - Annual Outlook
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended
	December 31, 2009 Before		Restructuring	Range for Year Ended
	Restructuring Charge		Charge (1)	December 31, 2009

Funds from Operations per common share	2.72	2.97	(0.03)	2.69	2.94

Real estate depreciation - TRG	(1.85)	(1.77)		(1.85)	(1.77)

Distributions on participating securities (2)	(0.02)	(0.02)		(0.02)	(0.02)

Depreciation of TCO's additional basis in TRG	(0.13)	(0.13)		(0.13)	(0.13)

Net income allocable to common shareowners, per common share	0.72	1.05	(0.03)	0.69	1.02

(1) During the first quarter of 2009, the Company expects to recognize a restructuring charge of approximately $2.6 million, which represents primarily the cost of involuntary terminations of personnel.

(2) In 2009, the Company will adopt Statement No. 160 "Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51" effective January 1, 2009. Consequently, minority interests in consolidated subsidiaries with equity balances of less than zero will be allocated income equal to their ownership interest in the subsidiary, rather than their share of distributions, as required under the accounting effective for 2008 and prior years. See Note 2, Table 1 for current accounting of minority interests. Under the new accounting, participating securities such as deferred option units, which are entitled to dividend equivalents, will continue to be a reduction of net income. As of December 31, 2008, 0.9 million deferred units were outstanding.